EXHIBIT 10.7

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 16, 1998, by and between Windsor Capital Corp., a Delaware corporation ("Seller"), Tropical Republic, Inc., a Florida corporation (" Buyer "), and James Joiner ("Guarantor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants, conditions and agreements herein contained, the parties do hereby agree as follows:

         1. ASSETS TO BE PURCHASED. The Seller agrees to sell and the Buyer agrees to buy, upon the terms and conditions hereinafter set forth, the following described assets (the "Assets"):

         All contract rights, furniture, fixtures, transferable licenses, files, equipment, trade names, customer lists and goodwill of the going business known as "Simply Cigars", operating at the locations (the "Locations") described on Exhibit "A" attached hereto (the "Business").

Notwithstanding the foregoing, the Assets shall not include any bank accounts, cash, inventory, deposits (lease, utility or otherwise) or accounts receivable of the Business, which shall be retained by Seller.

         2. PURCHASE PRICE. The Purchase Price for the sale, conveyance and delivery of the Assets (the "Sale") shall be $260,000, of which $130,000 is represented by Buyer's assumption of Seller's lease obligations at the Locations. The Purchase Price shall be paid by Buyer pursuant to a $10,000 nonrefundable deposit (the "Deposit") payable immediately upon execution of this Agreement, which shall be credited to Buyer at the closing of the Sale (the "Closing"), a further cash payment of $34,000 due at Closing, and an $86,000 promissory note (the "Note") bearing interest at 8% per year requiring payments of $43,000 plus accrued interest on March 31, 1999, and March




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31, 2000, which shall be executed and delivered by Buyer at the Closing, and which shall be unconditionally and personally guaranteed by Guarantor. The Note shall be secured as provided in paragraph 3 below. At Closing, Buyer shall pay all documentary stamp taxes due on the Note.

         3. SECURITY DOCUMENTS. At Closing, the Note will be secured by the following described documents:

            A.    Security Agreement (the "Security Agreement").

            B. Collateral Assignment of Premises Leases (the "Collateral Assignment").

            C.    Uniform Commercial Code Financing Statement (the "UCC-1").

            D.    Personal Guaranty executed by the Guarantor (the "Guaranty").

         The aforementioned documents (the "Security Documents") provide certain collateral and security for the payment of the Note to Seller when and as due. The Security Documents and all related documents described or contemplated therein as determined to be appropriate by counsel for Seller shall encumber the Assets being transferred pursuant hereto and the Business' other assets during such time as any amounts remain outstanding under the Note. The Security Documents shall prohibit the transfer of such assets by Buyer during the term thereof and shall not be assumable by any third party. The Security Documents shall contain such other additional terms and provisions as shall be reasonably required by counsel for Seller.

         4. CONVEYANCE OF ASSETS. At the Closing, Seller shall deliver to Buyer all such bills of sale, endorsements, assignments, acknowledgments, certificates and other good and sufficient instruments of transfer as shall be effective to vest in Buyer good title to the Assets to the reasonable satisfaction of counsel for Buyer. The furniture, fixtures and equipment included in the Assets sold

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to Buyer hereunder (collectively, the "Equipment") is being sold on an "AS IS,
WHERE IS" basis. Seller has made no representations or warranties concerning the condition or quality of such Equipment, and Buyer is relying solely on its own inspection of the Equipment.

         5. LIABILITIES; OPERATING AGREEMENT. Except as otherwise provided herein, it is agreed between the parties that Buyer is not assuming any liabilities or obligations, actual or contingent, of Seller or the Business which exist at the time of the Closing; provided, however, that Buyer shall assume all of Seller's obligations accruing after the Closing under the leases described on Exhibit "B" attached hereto (the "Lease Obligations"). Guarantor and Buyer shall use their best efforts to cause the relevant landlords to release Seller from the Lease Obligations. Pursuant to the Operating Agreement executed by Buyer and Seller simultaneous with execution of this Agreement, Buyer is assuming control and all operating expenses of the Business prior to Closing, with the control and operating expenses of each Location being assumed by Buyer on the date set forth for such Location on Exhibit "A." Such date, for each Location, shall be referred to hereafter as its "Transfer Date." For each Location, all accounts payable and other liabilities as shall accrue before the Transfer Date shall belong to, and be the responsibility of, Seller. The parties acknowledge that certain adjustments must be made between them subsequent to the Transfer Date for items of income and expense which will have accrued as of the Transfer Date but will not be able to be reduced to a liquidated sum by the Transfer Date. The parties agree to adjust such items of income and expense in good faith at the Closing. Seller hereby indemnifies and agrees to hold harmless Buyer for, from, against, and in respect of (a) any claim, debt, liability or other obligation arising against Buyer after the relevant Transfer Date relating to matters accrued prior to the Transfer Date; and (b) any and all

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acts, suits, proceedings, judgments, liens, costs and expenses, including reasonable attorneys' fees incident to any of the foregoing.

         6. REPRESENTATIONS BY SELLER. The Seller makes the following representations and warranties to Buyer and Guarantor, all of which shall survive the Closing:

         A. Seller is a corporation duly organized and existing in good standing under the laws of the State of Delaware. The Board of Directors of Seller has approved the Sale and authorized the officers executing this Agreement to do so.

         B. This Agreement and all other agreements, documents and instruments executed by the Seller pursuant hereto are and will be the legal, valid and binding obligations of the Seller enforceable in accordance with their terms.

         B. Seller is the owner of, and has good and marketable title to, the Assets, free and clear of all liens, claims and encumbrances, except as otherwise reflected in this Agreement.

         D. Seller has entered into no contract materially restricting the Assets.

         E. There are no existing, pending or, to the knowledge of Seller, threatened judgments, liens, actions, suits, arbitrations, administrative proceedings or other litigation and there is no existing factual basis known to Seller which, now or with the passage of time, may result in any such judgment, lien, action, suit, arbitration, administrative proceeding or other litigation, which could materially adversely affect the Assets, the legality or validity of this Agreement or the transactions contemplated hereby.

         7. REPRESENTATIONS BY BUYER AND GUARANTOR. The Buyer and Guarantor make the following representations and warranties to the Seller, all of which shall survive the Closing:

         A. TRI is a corporation duly organized and existing in good standing under the laws of the State of Florida. The Board of Directors of Buyer has approved the Sale and authorized the officers of Buyer executing this Agreement to do so.

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         B.       This Agreement and all other agreements, documents and
                  instruments executed by the Buyer pursuant hereto are and will be the legal, valid and binding obligations of the Buyer enforceable in accordance with their terms.

         C. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not constitute a violation of, and are not, and will not be, a default under or conflict with the terms of any contract, lease, indenture, agreement, order, judgment or decree to which Buyer is a party or by which it is bound or to which any of its assets are subject and do not, and will not, violate or constitute a default under any statute, rule, regulation, order or ordinance of any governmental, judicial or arbitral body.

         D. There is no suit, action or legal, administrative, arbitration or other proceeding of any nature pending, or, to the knowledge of Buyer, threatened, against Buyer which might affect the legality or validity of this Agreement or the transactions contemplated hereby, and there is no factual basis known to Buyer for any such suit, action or proceeding.

         8. WAIVER OF UCC BULK TRANSFER COMPLIANCE. Buyer acknowledges and agrees that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the Sale and the transactions contemplated by this Agreement.

         9. CLOSING. The Closing of the Sale shall take place at 10:00 A.M. on October 15, 1998, unless extended under the terms of this Agreement, at the offices of Seller, 5008 North Federal Highway, Lighthouse Point, Florida 33064. Each of the parties will execute and deliver at the Closing, or as soon thereafter as reasonably practicable, all instruments reasonably required to carry out the terms of this Agreement, including bills of sale, endorsements, assignments, the Note, the Security Documents, and other good and sufficient instruments to effectively transfer to Buyer full title to the Assets and to secure the lien of Seller therein. The parties shall provide the customary and necessary corporate resolutions and approvals, properly executed, authorizing this

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transaction. Possession of the Assets shall be delivered to Buyer with respect to each Location on its Transfer Date.

         10. PRORATIONS. The parties agree that, at the Closing, all rents, insurance policies, utilities, and any and all items of income and expense of a proratable nature for each Location, shall be prorated as of the close of business on the applicable Transfer Date, and a schedule of same shall be included in the Closing Statement.

         11. FURTHER ASSURANCES. The parties agree that at any time, and from time to time after the Closing, at the request of the other party and without further consideration, each party will take such action and execute, acknowledge and deliver such documents as may be reasonably required to consummate the transactions contemplated hereby.

         12. CONDUCT OF BUSINESS PRIOR TO CLOSING. Seller agrees that, subsequent to the execution of this Agreement and prior to each applicable Transfer Date, except as otherwise consented to by Buyer in writing, it will operate the Business at each Location in accordance with the following:

         A. ORDINARY COURSE. The Business shall be operated only in the ordinary course consistent with past practice. Seller will not violate the terms of any contracts or other obligations of the Business.

         B. CHANGES IN COMPENSATION. No increase will be made in the compensation or benefits payable or to become payable to any employee or agent of the Business, except as may be approved by Buyer in writing.

         C. PRESERVATION OF ORGANIZATION. Seller will use its best efforts to preserve the organization of the Business intact and will make no material changes therein.

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         D.       MAINTENANCE. Seller will maintain the tangible Assets in
                  substantially their present condition, subject to normal wear and tear or replacement.

         13. REMEDIES. If either party fails in any material respect to perform any of its obligations under this Agreement, the other party shall be entitled to all remedies at law and in equity, including the appointment of a receiver and specific performance. In the event that the Sale fails to close by October 15, 1998, for any reason other than a breach of this Agreement by Seller, then Seller may, at its option, terminate this Agreement and retain the Deposit as liquidated damages, whereupon neither party shall have any further liability to the other.

         14. LITIGATION. In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable costs and attorneys' fees in connection therewith at all levels including, but not limited to, fees and costs incurred prior to the institution of litigation.

         15. NON-WAIVER. The failure of either party to require the performance of any term of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent enforcement of such term or be deemed a waiver of any subsequent breach.

         16. NOTICES. All notices or communications given under the provisions of this Agreement shall be in writing and shall be deemed given when delivered by hand or by facsimile or three days after being mailed by certified mail, return receipt requested, to the following addresses:

           Seller:   Windsor Capital Corp.
                     Attention: Eugene Terry, Chief Executive Officer 5008 North Federal Highway
                     Lighthouse Point, Florida 33064
                     (954) 429-0035
                     Fax: (954) 429-0914

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           Buyer/Guarantor:

                     Tropical Republic, Inc.
                     Attention: James Joiner, General Manager
                     3313 Northeast 33 Street
                     Fort Lauderdale, Florida 33308
                     Fax: (954) 565-0027

         17. BROKER. Seller and Buyer each represent that neither has had any discussions or negotiations with any broker concerning the subject matter of this Agreement. Each party agrees to indemnify the other party from and against any claims for any brokerage commissions or fees relating to the transactions contemplated hereby and all costs, expenses and liabilities in connection therewith including, without limitation, reasonable attorneys' fees and expenses, in the event of breach by the indemnifying party of the foregoing representations.

         18. ASSIGNMENT. Buyer may not assign any of its duties or obligations under this Agreement without the prior written consent of the Seller. Seller may assign this Agreement, or any portion thereof, at its option.

         19. BENEFIT. This Agreement shall be binding upon the respective parties, their successors, heirs, personal representatives, nominees or assigns. All words used herein in the singular number shall extend to and include the plural number, and all words used herein in the plural number shall extend to and include the singular number, when the context or facts require same. All words used herein in any gender shall extend to and include all genders. Any pronoun will be taken to refer to the person or persons intended, regardless of number or gender.

         20. CONSTRUCTION. This Agreement shall be construed without regard to any presumption or other rule of law requiring construction against the party causing this Agreement to be drafted.

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         21. APPLICABLE LAW. This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Florida. In the event of litigation arising out of this Agreement, venue shall lie in the Circuit Court of Broward County, Florida, or the U.S. District Court for the Southern District of Florida.

         22. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         23. BINDING AGREEMENT. This Agreement and the Operating Agreement constitute the entire and complete agreement between the parties and supersede all prior correspondence, discussions, agreements and understandings between the parties relating to the transactions contemplated hereby. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

         24. CAPTIONS. Paragraph headings shall not be deemed to be a part of the provisions of a paragraph or to have any effect upon the construction thereof. Rather, the same are inserted for purposes of reference only.

         25. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall have the effect of being an original Agreement.

         26. NONCOMPETITION. Each party agrees that it will not, directly or indirectly, operate a retail tobacconist outlet in any mall where the other party is operating an outlet as of the Closing Date, for so long as the other party continues to operate such existing outlet; provided,

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however, that the foregoing restriction shall not apply to the Sawgrass Mills
Mall in Broward County, Florida.

         IN WITNESS WHEREOF, the parties have set their hands and seals as of the day and year first above written.

                        WINDSOR CAPITAL CORP. a Delaware corporation

                        By: /S/ EUGENE TERRY
                           --------------------------------------

                        TROPICAL REPUBLIC, INC.,
                        a Florida corporation

                        By: /s/ JAMES JOINER
                           --------------------------------------
                              James Joiner,  General Manager


                                    /s/ JAMES JOINER
                           --------------------------------------
                                 James Joiner, Guarantor


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